Exhibit 8.1

Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, NY 10019
+1 212 506 5000
orrick.com

June 8, 2026

Crown PropTech Acquisitions

40 West 57th Street, 29th Floor

New York, New York 10019

Ladies and Gentlemen:

We have acted as U.S. counsel to Crown PropTech Acquisitions, a Cayman Islands exempted company, in connection with the transactions described in the Registration Statement on Form F-4 (File No. 333-296089), originally filed with the Securities and Exchange Commission on May 20, 2026 and as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion, including the Business Combination Agreement, dated July 2, 2025, as amended (the “Transaction Documents”). In our examination of Transaction Documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that (i) each of the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement; (ii) all parties to the Transaction Documents will act in all respects at all relevant times in conformity with the requirements and provisions of the Transaction Documents (in each case, without regard to any grace periods, standards of care or other qualifications or limitations, and without undertaking to verify any statements, facts, covenants or representations contained therein, or compliance therewith); and (iii) each of the representations and warranties in the Registration Statement and Transaction Documents is accurate. In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement are true, correct and complete in all material respects. Any inaccuracy in any of the aforementioned assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect and available on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Crown PropTech Acquisitions June 8, 2026 Page 2

Based upon and subject to the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the discussion under the headings “Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Considerations of the Business Combination to U.S. Holders; U.S. Federal Tax Considerations of the Ownership and Disposition of Company Shares or Company Warrants by U.S. Holders; and Information Reporting and Backup Withholding” contained in the Registration Statement, insofar as it relates to statements of U.S. federal income tax law, is accurate in all material respects. We express no opinion on the discussion under the heading “Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Considerations of the Business Combination to the Company and its Shareholders.”

No opinion is expressed as to any matter not discussed herein.

We are furnishing this opinion to you solely in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is requiredunder Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the “1933 Act”), nor do we thereby admit that we are “experts” within the meaning of such term as used in the 1933 Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP